Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Execution of Revised Non-Binding Letter of Intent Relating to the Acquisition of a Pipeline Service and Construction Company

HOUSTON, TX / ACCESSWIRE / April 10, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the ''Company'' or ''Camber''), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, today announced the execution of a revised non-binding Letter of Intent in connection with the Company's previously announced planned acquisition of a midstream pipeline integrity services, specialty construction and field services company in an all-stock transaction.

Louis G. Schott, the Interim CEO of Camber noted, ''We have revised the Letter of Intent based on discussions with the NYSE American. This positions both parties towards a planned closing in the next four to five weeks. Our team made a successful diligence trip this week to meet with the acquisition company’s management.”

Mr. Schott further stated, “We are very enthusiastic about the acquisition and its potential for growth. If closed, this transaction will enable the Company to leverage its available cash reserves and build shareholder value through a change in business focus to pipeline service and construction. With our planned partner, we anticipate substantial opportunities to leverage growth in the markets the pending acquisition is targeting. In fact, we are currently reviewing several acquisition targets to further grow the business.”

The closing of the transaction is subject to customary closing conditions, negotiation of final transaction documents and transaction terms, and other conditions, including, but not limited to the consent of the holder of our Series C Preferred Stock, executing an agreement with Camber's Series C Preferred Stock holder amending the Series C Preferred Stock to alter the conversion rights, and obtaining the requisite NYSE American approval. The terms of the Letter of Intent contemplate issuing the seller a new series of convertible preferred stock which will be convertible into between 67% and 70% of Camber's outstanding common stock on a fully-diluted basis (after shareholder approval as required under applicable NYSE American rules and requirements). The transaction may not close timely, on the terms set forth in the Letter of Intent, or at all. The transaction is subject to the conditions above, and the parties contemplate entering into a definitive agreement in connection with the transaction on or before May 7, 2019, which agreement and definitive terms associated therewith will be included on a Form 8-K filed by the Company.

The transaction will result in the shareholders of the acquired entity obtaining voting control over the Company. In addition, the Company plans to pursue additional acquisitions in connection with this potential transaction.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including the acquisition disclosed above, and the risks of not closing such transactions; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.